Exhibit 5.1
[FORM OF OPINION OF MCGUIREWOODS LLP]
[                                        ], 2006
HB-PS Holding Company, Inc.
4421 Waterfront Drive
Glen Allen, Virginia 23060
Ladies and Gentlemen:
     We have acted as counsel to HB-PS Holding Company, Inc. (to be renamed Hamilton Beach, Inc., the “Company”) in connection with the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), to register under the Securities Act of 1933, as amended (the “Act”), the issuance and delivery of up to [#] shares of Hamilton Beach, Inc. Class A Common Stock, par value $0.01 per share (the “Shares”), in connection with the merger of Applica Incorporated (“Applica”) with and into the Company (the “Merger”) under the terms of the Agreement and Plan of Merger dated as of July 23, 2006 between the Company and Applica and joined in by NACCO Industries, Inc. for the specific purposes set forth therein (the “Merger Agreement”).
     In rendering this opinion, we have examined:
(1)	the Registration Statement;

(2)	the Merger Agreement;

(3)	the Form of Amended and Restated Certificate of Incorporation and Form of Amended and Restated Bylaws to be adopted by the Company in connection with the Merger;

(4)	the corporate proceedings taken by the Company in connection with the authorization of the Merger;

(5)	certificates of public officials and officers of the Company;

(6)	documents and records of the Company (or copies of such documents and records certified or otherwise authenticated to our satisfaction); and

(7)	such other documents, certificates and records as we have deemed necessary as a basis for such opinion.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that when the Shares have been authorized by appropriate corporate action of the

Company and issued and delivered as described in the Registration Statement and the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.
     We consent to the reference to us under the heading “Legal Matters” in the proxy statement/prospectus/information statement that is part of the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

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